Exhibit 10.18



                                 PROXY AGREEMENT


          PROXY AGREEMENT dated as of September 10, 1997, among Giant Cement Holding, Inc., a Delaware corporation the ("Parent"), and the persons listed on Schedule A hereto (collectively, the "Shareholders" and each a "Shareholder"), each a shareholder of Solite Corporation, a Virginia corporation (the "Company").

          Contemporaneously with the execution of this Agreement, the Company, the Parent and GCHI Acquisition Corp., a Virginia corporation and wholly-owned subsidiary of Parent ("Acquisition Sub"), are entering into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which it is contemplated that Acquisition Sub will be merged with and into the Company (the "Merger") and the holders of the Company's common stock, par value $2.00 per share (the "Company Common Stock"), will be entitled to receive shares of Parent's Common Stock, par value $.01 per share ("Parent Common Stock"), for such shares of Company Common Stock.

          Parent, as a condition to its willingness to enter into the Merger Agreement, has required the Shareholders to grant Parent an irrevocable proxy with respect to an aggregate of at least two-thirds of the outstanding shares of Company Common Stock, series A preferred stock, series B preferred stock and series C preferred stock (such shares, and any additional shares when and if acquired, being referred to as the "Shares") on the terms and conditions hereinafter set forth.

          The parties hereto agree as follows:

          1. Irrevocable Proxy. Each Shareholder hereby irrevocably constitutes and appoints the Parent or any designee of the Parent the lawful agent, attorney and proxy of such Shareholder during the term of this Agreement, to vote all of his, her or its Shares, at any meeting or in connection with any written consent of the Company's shareholders (a) in favor of the Merger, (b) in favor of the Merger Agreement, as it may be modified or amended from time to time, (c) against any Acquisition Transaction (as defined in the Merger Agreement) (other than the Merger) or other merger, sale, or other business combination between the Company and any other person or entity or any other action which would make it impractical for the Parent to effect a merger or other business combination of the Company with the Parent or Acquisition Sub, and (d) against any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which would result in any of the Company's obligations under the Merger Agreement not being fulfilled. This proxy shall not authorize the

Parent to vote the Shares (or execute a written consent) with respect to (a) the conversion of Company Preferred Stock (as defined in the Merger Agreement) into Company Common Stock, (b) the Spin-Off (as defined in the Merger Agreement), or
(ii) any matters other than those specified in the preceding sentence which may be presented to the Company's shareholders at any meeting or in connection with any written consent of the Company's shareholders. This power of attorney is irrevocable, is granted in consideration of the Parent entering into the Merger Agreement and is coupled with an interest sufficient in law to support an irrevocable power. This appointment shall revoke all prior attorneys and proxies appointed by any Shareholder at any time with respect to the Shares and no subsequent attorneys or proxies will be appointed by such Shareholder, or be effective, with respect thereto.

          2. Representations and Warranties of the Shareholders. Each Shareholder severally and not jointly represents and warrants to the Parent as follows:

               (a) Ownership of Shares. That Shareholder is the sole beneficial owner of the number of Shares set forth opposite that Shareholder's name on Schedule A. The Shares set forth opposite that Shareholder's name on Schedule A constitute all the Shares owned beneficially or of record by that Shareholder. The Shares set forth opposite that Shareholder's name on Schedule A are held by that Shareholder, or by a nominee or custodian for the benefit of that Shareholder, free and clear of all liens, claims, security interests, agreements and other encumbrances, except for encumbrances arising under this Agreement.

               (b) Power; Binding Agreement. That Shareholder has the legal capacity to enter into and perform all of that Shareholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by that Shareholder will not violate any other agreement to which that Shareholder is a party, including, without limitation, any voting agreement, shareholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by that Shareholder and constitutes a valid and binding obligation of that Shareholder, enforceable against that Shareholder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject to general principles of equity. If that Shareholder is married and that Shareholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding obligation of, that Shareholder's spouse, enforceable against that spouse in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject to general principles of equity.

               (c) Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by that Shareholder nor the consummation of the transactions contemplated by this Agreement will: (i) require any consent, approval, authorization or permit of, or filing with or notification to, any person or entity or any governmental or regulatory authority, except in connection with the Hart-Scott-Rodino Antitrust Improvements Act of

1976, as amended ("HSR Act") or pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) conflict with, result in a breach of, or result in a default (or give rise to a right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which that Shareholder is a party or by which that Shareholder or any of that Shareholder's assets may be bound; or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to that Shareholder or by which any of that Shareholder's assets are bound.

               (d) Brokers. No broker, finder or other investment banker is entitled to any broker's, finder's or other similar fee or commission in connection with this Agreement or the transactions contemplated by this Agreement based upon agreements made by or on behalf of that Shareholder.

          3. Representations and Warranties of the Parent. The Parent represents and warrants to each Shareholder that:

               (a) Power; Binding Agreement. The Parent has the corporate power and authority to enter into and perform all its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Parent will not violate any other agreement to which the Parent is a party. This Agreement has been duly and validly authorized, executed and delivered by the Parent and constitutes a valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject to general principles of equity.

               (b) Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by the Parent nor the consummation by the Parent of the transactions contemplated by this Agreement will: (i) require any consent, approval, authorization or permit of, or filing with or notification to, any person or entity or any governmental or regulatory authority, except in connection with the HSR Act or pursuant to the Exchange Act; (ii) conflict with, result in a breach of, or result in a default (or give rise to a right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which the Parent is a party or by which the Parent or any of its assets may be bound; or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Parent or by which any of its assets are bound.

               (c) Brokers. No broker, finder or other investment banker is entitled to any broker's, finder's or other similar fee or commission in connection with this Agreement or the transactions contemplated by this Agreement based upon agreements made by or on behalf of the Parent.

          4. Covenants of the Shareholders. Each Shareholder hereby covenants and agrees that:

               (a) that Shareholder will not enter into any transaction, take any action, or by inaction permit any event to occur that would (i) result in any of the representations or warranties of that Shareholder herein contained not being true and correct at and as of the time immediately after the occurrence of such transaction, action or event; or (ii) have the effect of preventing or disabling that Shareholder from performing that Shareholder's obligations under this Agreement;

               (b) that Shareholder will not grant any proxies or powers of attorney with respect to any Shares, deposit any Shares into a voting trust or enter into a voting agreement with respect to such Shares;

               (c) until the termination of this Agreement, that Shareholder will at all times use his, her or its best efforts in his, her or its capacity as a shareholder of the Company to prevent the Company from taking any action in violation of the Merger Agreement;

               (d) from and after the date hereof until the termination of this Agreement the Shares will not be sold, transferred, pledged, hypothecated, transferred by gift, or otherwise disposed of in any manner whatsoever without notifying the Parent in advance and obtaining and delivering to the Parent any evidence that the Parent may reasonably request to evidence the transferee's agreement to be bound by this Agreement; provided, however, that in the event of that Shareholder's death during the term of this Agreement, the Shares may be transferred in accordance with the Shareholder's last will and testament, or if none, in accordance with the applicable laws of intestate succession, provided such Shares remain subject in all respects to the terms of this Agreement; and

               (e) that Shareholder will execute and deliver any additional documents reasonably necessary or desirable, in the opinion of the Parent's or the Company's counsel, to evidence the irrevocable proxy granted in Section 1 with respect to the Shares or otherwise implement and effect the provisions of this Agreement.

          5. No Solicitation. No Shareholder shall, in that Shareholder's capacity as such, directly or indirectly, (a) solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any Acquisition Transaction, (b) negotiate, explore or otherwise engage in discussion with any person (other than the Parent and its representatives) with respect to any Acquisition Transaction, (c) agree to or endorse an Acquisition Transaction with any person (other than the Parent or the Acquisition Sub) or any agreement, arrangement or understanding with respect to any such Acquisition Transaction or which would require the Company to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement, or (d) authorize or permit any person or entity acting on behalf of that Shareholder to do any of the foregoing. If any Shareholder receives any inquiry or proposal regarding any Acquisition Transaction, that Shareholder shall promptly inform the Parent of that inquiry or proposal.

          6. Termination. This Agreement shall terminate on the earlier of (i) the Effective Time (as defined in the Merger Agreement) of the Merger or (ii) upon the termination of the Merger Agreement.

          7.   Miscellaneous.

               (a) No Waiver. The failure of any party to exercise any right, power or remedy under this Agreement or otherwise available in respect of this Agreement at law or in equity, or to insist upon compliance by any other party with that party's obligations under this Agreement, shall not constitute a waiver of any right to exercise any such right, power or remedy or to demand such compliance.

               (b) Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally or by next-day courier or telecopied with confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or telecopied, or one day after delivery to a courier for next-day delivery.

                    (i)  If to the Parent, to:

                         Giant Cement Holding, Inc.
                         320-D Midland Parkway
                         Summerville, SC  29485
                         Attn:  Mr. Terry L. Kinder

                         with a copy to:

                         Proskauer Rose LLP
                         1585 Broadway
                         New York, New York 10036
                         Attention:  Robert A. Cantone, Esq.

                    (ii) if to a Shareholder, to such Shareholder at the address set forth on Schedule A hereto.

               (c) Descriptive Headings; Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References in this Agreement to Sections and Schedules mean a Section or Schedule of this Agreement unless otherwise indicated. The terms "beneficially own" and "beneficial owner" with respect to any securities shall have the same meaning as in, and shall be determined in accordance with, Rule 13d-3 under the Exchange Act.

               (d) Entire Agreement; Assignment. This Agreement (including the schedule and other documents and instruments referred to herein), together with the Merger Agreement, constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof. Except as otherwise expressly provided herein, this Agreement is not intended to confer upon any person not a party hereto any rights or remedies hereunder. Except as otherwise expressly provided herein, this Agreement shall not be assigned by operation of law or otherwise; provided that the Parent may assign its rights and obligations hereunder to a direct or indirect subsidiary of the Parent, but no such assignment shall relieve the Parent of its obligations hereunder.

               (e) Liability After Transfer. Each Shareholder agrees that, notwithstanding any transfer of that Shareholder's Shares in accordance with
Section 4(d), that Shareholder shall remain liable for his or her performance of all obligations under this Agreement.

               (f)  Injunctive Relief; Remedies Cumulative.

                    (i) The Parent, on the one hand, and the Shareholders, on the other hand, acknowledge that the other party will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of such party that are contained in this Agreement. It is accordingly agreed that, in addition to any other remedies that may be available to the non-breaching party upon the breach by any other party of such covenants and agreements, the non-breaching party shall have the right to obtain injunctive relief to restrain any breach or threatened breach of such covenants or agreements or otherwise to obtain specific performance of any of such covenants or agreements.

                    (ii) No remedy conferred upon or reserved to any party herein is intended to be exclusive of any other remedy and every remedy shall be cumulative and in addition to every other remedy herein or now or hereafter existing at law, in equity or by statute.

               (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without giving effect to the provisions thereof relating to conflicts of laws.

               (h) Effect of Partial Invalidity. Whenever possible, each provision of this Agreement shall be construed in such a manner as to be effective and valid under


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


applicable law. In case any one or more of the provisions contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect against a party hereto, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such judgment shall be made.

                    (i) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

          IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.
                                                 SHAREHOLDERS:

                                                 /s/ John Martin Roberts
                                                 -------------------------------
                                                 Name: John Martin Roberts

                                                 /s/ Lee A. Facetti
                                                 -------------------------------
                                                 Name: Lee A. Facetti

                                                 /s/ J. Wayne Thorton
                                                 -------------------------------
                                                 Name: J. Wayne Thorton

                                                 /s/ J. J. Jewett, III
                                                 -------------------------------
                                                 Name: J. J. Jewett, III

                                                 /s/ Mrs. John W. Roberts
                                                 -------------------------------
                                                 Name: Mrs. John W. Roberts

                                                 /s/ A. Cabell Ford, Jr.
                                                 -------------------------------
                                                 Name: A. Cabell Ford, Jr.

                                                 /s/ John W. Roberts
                                                 -------------------------------
                                                 Name: John W. Roberts

                                                 /s/ John W. Roberts, Trustee
                                                 -------------------------------
                                                 Name: John W. Roberts, Trustee

                                                 /s/ Don K. Burris
                                                 -------------------------------
                                                 Name: Don K. Burris

                                                 /s/ L. F. Perkins, Jr.
                                                 -------------------------------
                                                 Name: L. F. Perkins, Jr.

                                                 /s/ Clay H. Barr
                                                 -------------------------------
                                                 Name: Clay H. Barr

                                                 /s/ Joan R. Cates
                                                 -------------------------------
                                                 Name: Joan R. Cates

                                                 /s/ Willard Cates, Jr.
                                                 -------------------------------
                                                 Name: Willard Cates, Jr.

                                                 /s/ H.C. Hofheimer II
                                                 -------------------------------
                                                 Name: H.C. Hofheimer II

                                                 Kaufman Americana Foundation

                                                 By: /s/ George M. Kaufman
                                                     ---------------------------
                                                     Name: George M. Kaufman

                                                 /s/ Carolyn L. Kaufman
                                                 -------------------------------
                                                 Name: Carolyn L. Kaufman

                                                 /s/ George M. Kaufman
                                                 -------------------------------
                                                 Name: George M. Kaufman

                                                 /s/ Linda H. Kaufman
                                                 -------------------------------
                                                 Name:  Linda H. Kaufman

                                                 /s/ Elise H. Wright
                                                 -------------------------------
                                                 Name: Elise H. Wright


                                                 GIANT CEMENT HOLDING, INC.

                                                 By: /s/ Terry L. Kinder
                                                     ---------------------------
                                                     Name: Terry L. Kinder
                                                     Title: Vice President & CFO

                                                                                                                     Schedule A
                                                                                                                         to
                                                                                                                   Proxy Agreement
                                                                                                                   ---------------

                                                      Number of Shares of        Number of Shares of         Number of Shares of
  Name and Address of         Number of Shares        Series A Preferred         Series B Preferred         Series C Preferred
     Shareholder               of Common Stock               Stock                      Stock                       Stock
-----------------------       ----------------        ---------------------      ---------------------      ----------------------
Barr, Mrs. Clay H.
330 W. Brambleton Ave.
Norfolk, VA 23505             32500

Burris, Don K.
1225 Valley Drive
Attalla, AL 35954             2955                                               213

Cates, Mrs. Joan R.
416 Nottingham Drive
Chapel Hill, NC 27514         131150

Facetti, Lee A.
13925 Citation Drive
Midlothian, VA 23112          800                                                24

Ford Jr., A. Cabell
5313 Tuchahoe Ave.
Richmond, VA 23226            1775                                               60

Hofheimer II, H.C.
330 W. Brambleton Ave.
Norfolk, VA 23510             15500

Jewett III, Jeremiah J.
11700 Young Manor Dr.
Midlothian, VA 23113          425                                                60

Kaufman Americana
Foundation
1100 Town Point Center
Norfolk, VA 23510             10000

Kaufman, Carolyn L.
2200 Wisteria Drive
Hixson, TN 37343              10100

Kaufman, George M.
480 World Trade Center
Norfolk, VA 23510             25000

Kaufman, Linda H.
480 World Trade Center
Norfolk, VA 23510             27500



Perkins Jr., Linwood F.
5500 Lakewood Dr.
Norfolk, VA 23509             100                                                60

Roberts, Mrs. Jane
 Martin
3204 Hawthorne Avenue
Richmond, VA 23222            12625                                              5940

Roberts, John Martin
3204 Hawthorne Avenue
Richmond, VA 23222            13840                                              407

Roberts, John W.
3204 Hawthorne Avenue
Richmond, VA 23222            64850                   8700                       5435                       15429

Roberts, John W. -
  Trustee
3204 Hawthorne Avenue
Richmond, VA 23222            150000

Thorton, J. Wayne
108 Running Cedar Lane
Richmond, VA 23229            1400                                               65

Wright, Mrs. Elise H.
330 W. Brambleton Ave.
Norfolk, VA 23510             26100

         Total                409470                  8700                       12247                      15429